Exhibit 99.1
Media Contact: Jaime Buell
Investor Relations
704.940.2929
jbuell@cogdell.com
FOR IMMEDIATE RELEASE
Thursday, November 4, 2010
COGDELL SPENCER INC. REPORTS
THIRD QUARTER 2010 FINANCIAL RESULTS
Charlotte, N.C. (November 4, 2010) - Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the three and nine months ended September 30, 2010.
Results for the three and nine months ended September 30, 2010
The Company reports Funds from Operations Modified (“FFOM”) and FFOM per share and operating partnership unit for the three and nine months ended September 30, 2010, as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
FFOM	$5,322	$8,828	$9,623	$(79,946)
Non-recurring events and impairment charges (summarized below)	—	—	13,393	103,266

FFOM, excluding non-recurring events and impairment charges	$5,322	$8,828	$23,016	$23,320

Per share and operating partnership unit data:
FFOM	$0.09	$0.18	$0.18	$(2.14)
Non-recurring events and impairment charges (summarized below)	—	—	0.25	2.77
FFOM, excluding non-recurring events and impairment charges	0.09	0.18	0.43	0.62
FFOM adds back to traditionally defined Funds from Operations (FFO) non-cash amortization of non-real estate related intangible assets associated with purchase accounting. A reconciliation of net income (loss) to FFOM and FFO for the three and nine months ended September 30, 2010 and 2009 is set forth as an attachment to this press release.

The Company reports FFO and FFO per share and operating partnership unit for the three and nine months ended September 30, 2010, as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
FFO	$4,948	$8,475	$8,502	$(82,681)
Non-recurring events and impairment charges (summarized below)	—	—	13,393	103,266

FFO, excluding non-recurring events and impairment charges	$4,948	$8,475	$21,895	$20,585

Per share and operating partnership unit data:
FFO	$0.09	$0.17	$0.16	$(2.22)
Non-recurring events and impairment charges (summarized below)	—	—	0.25	2.77
FFO, excluding non-recurring events and impairment charges	0.09	0.17	0.41	0.55
The Company reports net income (loss) attributable to Cogdell Spencer Inc. and net income (loss) attributable to Cogdell Spencer Inc. per share for the three and nine months ended September 30, 2010, as follows (in thousands, except per share data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Net income (loss) attributable to Cogdell Spencer Inc.	$(1,838)	$1,248	$(10,574)	$(71,285)
Non-recurring events and impairment charges (summarized below) attributable to Cogdell Spencer Inc.	—	—	11,451	71,088

Net income (loss) attributable to Cogdell Spencer Inc., excluding non-recurring events and impairment charges	$(1,838)	$1,248	$877	$(197)

Per share data:
Net income (loss) attributable to Cogdell Spencer Inc.	$(0.04)	$0.03	$(0.24)	$(2.43)
Non-recurring events and impairment charges (summarized below) attributable to Cogdell Spencer Inc.	—	—	0.25	2.42
Net income (loss) attributable to Cogdell Spencer Inc., excluding non-recurring events and impairment charges	(0.04)	0.03	0.01	(0.01)
As of September 30, 2010, the Company’s portfolio consisted of 113 properties totaling approximately 5.9 million square feet. The Company’s portfolio was comprised of the following at September 30, 2010:
•	65 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.6 million net rentable square feet, 91.4% leased;
•
One wholly-owned property in the lease-up phase, comprising approximately 0.1 million net rentable square feet, 75% leased and income producing with the remaining 25.0% leased and under construction for a third quarter 2011 scheduled date of occupancy;

•	Three unconsolidated joint venture properties comprising a total of approximately 0.2 million net rentable square feet; and
•	44 properties managed for third party clients comprising a total of approximately 2.0 million net rentable square feet.

Non-Recurring Events and Impairment Charges
The following table summarizes the Company’s non-recurring events and impairment charges for the three and nine months ended September 30, 2010 (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Intangible asset impairment charges, net of income tax benefit	$—	$—	$(10,848)	$(101,746)
CEO retirement compensation expense, net of income tax benefit	—	—	(2,545)	—
Debt extinguishment and interest rate derivative expense, net of income tax benefit	—	—	—	(1,520)
For the three months ended September 30, 2010, there were no non-recurring events or impairment charges.
For the nine months ended September 30, 2010, the company recorded an intangible asset impairment charge related to the Design-Build and Development business segment and a retirement compensation expense related to the retirement of the Company’s former Chief Executive Officer, Frank Spencer. Both of these expenses were recorded during the second quarter of 2010.
Acquisition
In July 2010, the Company acquired St. Francis Outpatient Center in Greenville, South Carolina for $16.6 million. St. Francis Outpatient Center is approximately 72,000 square feet and houses outpatient operating rooms and inpatient and outpatient radiology. The property is 100% leased by St. Francis Hospital, Inc., a subsidiary of Bon Secours Health System, Inc. The Company developed the property and has managed the property on behalf of a third party since its opening in 2001.
Mortgage Note Payable Refinance
In October 2010, the Company refinanced the Rocky Mount Medical Park mortgage note payable. The principal balance was increased to $10.3 million from $6.4 million. The additional proceeds have been used for tenant and building improvements at the property. The mortgage note payable matures in October 2014, has an interest rate of LIBOR plus 3.50%, and requires monthly principal and interest payments based on a 25 year amortization.
Dividend
On September 10, 2010, the Company announced that its Board of Directors had declared a quarterly dividend of $0.10 per share and operating partnership unit that was paid in cash on October 20, 2010 to holders of record on September 24, 2010. The dividend covered the Company’s third quarter of 2010.

Outlook
The Company’s management team continues to expect that FFOM per share and operating partnership unit for the year ending December 31, 2010, will be between $0.47 and $0.51, excluding the non-recurring event and impairment charge. A reconciliation of the range of projected net loss to projected FFO and FFOM, excluding non-recurring events and impairment charges, for the year ending December 31, 2010 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2010
	Low		High
(In thousands, except per share and operating partnership unit data)
Net loss	$(15,600)	—	$(13,600)
Plus real estate related depreciation and amortization	29,000	—	29,000
Gain on sale of real estate property	(300)	—	(300)
Less noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(2,000)	—	(2,000)

Funds from Operations (FFO)	11,100	—	13,100
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	1,500	—	1,500

Funds from Operations Modified (FFOM)	12,600	—	14,600
Non-recurring event and impairment charges:
Intangible asset impairment charges, net of income tax benefit	10,900	—	10,900
CEO retirement compensation expense, net of income tax benefit	2,500	—	2,500

FFOM, excluding non-recurring events and impairment charges	$26,000	—	$28,000

FFO per share and unit — diluted	$0.20	—	$0.24
FFOM per share and unit — diluted	$0.23	—	$0.26

FFO per share and operating partnership unit — diluted, excluding non-recurring event and impairment charge	$0.44	—	$0.48
FFOM per share and operating partnership unit — diluted, excluding non-recurring event and impairment charge	$0.47	—	$0.51

Weighted average shares and units outstanding — basic and diluted	55,200	—	55,200
Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdell.com.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. The Company believes that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the MEA Holdings, Inc. transaction. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income (loss). The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Third Quarter 2010 Conference Call on Friday, November 5, 2010 at 10:00 a.m. Eastern Time (ET). The number to call for this teleconference is (877) 317-6789 (domestic) or +1 (412) 317-6789 (international). A conference identification number is not required. In addition, the conference call can be accessed via the Internet at www.cogdell.com through the “Third Quarter 2010 Earnings Call” link on the Investor Relations homepage.
An audio playback will be available until November 19, 2010 at 5:00 p.m. ET. To access the playback, please dial (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and enter the passcode: 444826. The replay can also be accessed for one year via the Internet at www.cogdell.com through the “Third Quarter 2010 Earnings Call” link on the Investor Relations page, under Press Releases and News, then Audio Archives.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers. The Company focuses on the ownership, delivery, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America. The Company has been built around understanding and addressing the full range of specialized real estate needs of the healthcare industry. Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdell.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our access to capital; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; legislative and regulatory changes (including changes to laws governing the taxation of REITs and individuals); increases in costs of borrowing as a result of changes in interest rates and other factors; our ability to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations; changes in the reimbursement available to our tenants by government or private payors; our tenants’ ability to make rent payments; defaults by tenants and customers; customers’ access to financing; delays in project starts and cancellations by customers; market trends; and projected capital expenditures. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30, 2010	December 31, 2009
Assets
Real estate properties:
Operating real estate properties	$632,844	$561,124
Less: Accumulated depreciation	(112,581)	(93,247)

Total operating real estate properties, net	520,263	467,877
Construction in progress	15,120	43,338

Total real estate properties, net	535,383	511,215
Cash and cash equivalents	16,028	25,914
Restricted cash	11,649	3,060
Tenant and accounts receivable, net	9,656	12,993
Goodwill	102,195	108,683
Trade names and trademarks	34,093	41,240
Intangible assets, net	20,025	21,742
Other assets	23,642	25,599
Other assets — held for sale	—	2,217

Total assets	$752,671	$752,663

Liabilities and Equity
Mortgage notes payable	$296,701	$280,892
Revolving credit facility	65,000	80,000
Term loan	50,000	50,000
Accounts payable	11,814	15,293
Billings in excess of costs and estimated earnings on uncompleted contracts	2,145	13,189
Deferred income taxes	11,406	15,993
Other liabilities	51,991	47,312
Other liabilities — held for sale	—	2,204

Total liabilities	489,057	504,883
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized, 50,709 and 42,729 shares issued and outstanding in 2010 and 2009, respectively	507	427
Additional paid-in capital	419,439	370,593
Accumulated other comprehensive loss	(6,011)	(1,861)
Accumulated deficit	(189,219)	(164,321)

Total Cogdell Spencer Inc. stockholders’ equity	224,716	204,838
Noncontrolling interests:
Real estate partnerships	5,660	5,220
Operating partnership	33,238	37,722

Total noncontrolling interests	38,898	42,942

Total equity	263,614	247,780

Total liabilities and equity	$752,671	$752,663

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Revenues:
Rental revenue	$22,765	$19,960	$65,004	$59,110
Design-Build contract revenue and other sales	15,734	30,298	66,406	113,399
Property management and other fees	809	816	2,388	2,530
Development management and other income	1	239	122	3,266

Total revenues	39,309	51,313	133,920	178,305

Expenses:
Property operating and management	9,067	8,103	25,652	23,789
Design-Build contracts and development management	13,806	21,166	49,832	92,573
Selling, general, and administrative	6,684	7,876	21,850	21,218
Depreciation and amortization	8,293	8,012	24,558	27,032
Impairment charges	—	—	13,635	120,920

Total expenses	37,850	45,157	135,527	285,532

Income (loss) from continuing operations before other income (expense)	1,459	6,156	(1,607)	(107,227)

Other income (expense):
Interest and other income	151	161	446	456
Interest expense	(5,851)	(5,039)	(16,332)	(16,588)
Debt extinguishment and interest rate derivative expense	(7)	(10)	(32)	(2,501)
Equity in earnings (loss) of unconsolidated partnerships	3	(4)	5	4

Total other income (expense)	(5,704)	(4,892)	(15,913)	(18,629)

Income (loss) from continuing operations before income tax benefit	(4,245)	1,264	(17,520)	(125,856)

Income tax benefit	2,294	231	5,741	22,065

Net income (loss) from continuing operations	(1,951)	1,495	(11,779)	(103,791)

Total discontinued operations	—	(39)	270	(127)

Net income (loss)	(1,951)	1,456	(11,509)	(103,918)

Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(172)	(17)	(660)	(158)
Operating partnership	285	(191)	1,595	32,791

Net income (loss) attributable to Cogdell Spencer Inc.	$(1,838)	$1,248	$(10,574)	$(71,285)

Per share data — basic and diluted:
Income (loss) from continuing operations attributable to Cogdell Spencer Inc.	$(0.04)	$0.03	$(0.24)	$(2.43)
Income from discontinued operations attributable to Cogdell Spencer Inc.	—	—	0.01	—

Net income (loss) per share attributable to Cogdell Spencer Inc.	$(0.04)	$0.03	$(0.23)	$(2.43)

Weighted average common shares — basic and diluted	50,083	42,539	46,348	29,299

Net income (loss) attributable to Cogdell Spencer Inc.:
Income (loss) from continuing operations, net of tax	$(1,838)	$1,281	$(10,805)	$(71,185)
Income (loss) from discontinued operations	—	(33)	231	(100)

Net income (loss) attributable to Cogdell Spencer Inc.	$(1,838)	$1,248	$(10,574)	$(71,285)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Three months ended September 30, 2010:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$22,788	$—	$(23)	$—	$22,765
Design-Build contract revenue and other sales	—	18,927	(3,193)	—	15,734
Property management and other fees	809	—	—	—	809
Development management and other income	—	2,290	(2,289)	—	1

Total revenues	23,597	21,217	(5,505)	—	39,309

Certain operating expenses:
Property operating and management	9,067	—	—	—	9,067
Design-Build contracts and development management	—	18,965	(5,159)	—	13,806
Selling, general, and administrative	—	4,226	(23)	—	4,203

Total certain operating expenses	9,067	23,191	(5,182)	—	27,076

	14,530	(1,974)	(323)	—	12,233
Interest and other income	145	—	—	6	151
Corporate general and administrative expenses	—	—	—	(2,481)	(2,481)
Interest expense	—	—	—	(5,851)	(5,851)
Interest rate derivative expense	—	—	—	(7)	(7)
Benefit from income taxes applicable to funds from operations modified	—	—	—	2,055	2,055
Non-real estate related depreciation and amortization	—	(247)	—	(61)	(308)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	6	—	—	—	6
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(476)	—	—	—	(476)

Funds from operations modified (FFOM)	14,205	(2,221)	(323)	(6,339)	5,322

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(571)	—	239	(374)

Funds from operations (FFO)	14,163	(2,792)	(323)	(6,100)	4,948

Real estate related depreciation and amortization	(7,375)	—	—	—	(7,375)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	476	—	—	—	476

Net income (loss)	7,264	(2,792)	(323)	(6,100)	(1,951)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(172)	—	—	—	(172)
Operating partnership	—	—	—	285	285

Net income (loss) attributable to Cogdell Spencer Inc.	$7,092	$(2,792)	$(323)	$(5,815)	$(1,838)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Nine months ended September 30, 2010:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$65,073	$—	$(69)	$—	$65,004
Design-Build contract revenue and other sales	—	82,356	(15,950)	—	66,406
Property management and other fees	2,388	—	—	—	2,388
Development management and other income	—	5,444	(5,322)	—	122

Total revenues	67,461	87,800	(21,341)	—	133,920

Certain operating expenses:
Property operating and management	25,652	—	—	—	25,652
Design-Build contracts and development management	—	68,553	(18,721)	—	49,832
Selling, general, and administrative	—	12,721	(69)	—	12,652
Impairment charges	—	13,635	—	—	13,635

Total certain operating expenses	25,652	94,909	(18,790)	—	101,771

	41,809	(7,109)	(2,551)	—	32,149

Interest and other income	419	3	—	24	446
Corporate general and administrative expenses	—	—	—	(9,198)	(9,198)
Interest expense	—	—	—	(16,332)	(16,332)
Interest rate derivative expense	—	—	—	(32)	(32)
Benefit from income taxes applicable to funds from operations modified	—	—	—	5,024	5,024
Non-real estate related depreciation and amortization	—	(704)	—	(179)	(883)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	14	—	—	—	14
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(1,571)	—	—	—	(1,571)
Income from discontinued operations before gain on sale	9	—	—	(3)	6

Funds from operations modified (FFOM)	40,680	(7,810)	(2,551)	(20,696)	9,623

Amortization of intangibles related to purchase accounting, net of income tax benefit	(127)	(1,711)	—	717	(1,121)

Funds from operations (FFO)	40,553	(9,521)	(2,551)	(19,979)	8,502

Real estate related depreciation and amortization	(21,846)	—	—	—	(21,846)
Gain on sale of real estate property	264	—	—	—	264
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	1,571	—	—	—	1,571

Net income (loss)	20,542	(9,521)	(2,551)	(19,979)	(11,509)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(660)	—	—	—	(660)
Operating partnership	—	—	—	1,595	1,595

Net income (loss) attributable to Cogdell Spencer Inc.	$19,882	$(9,521)	$(2,551)	$(18,384)	$(10,574)

Cogdell Spencer Inc.
Reconciliation of Net Income (Loss) to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Net income (loss)	$(1,951)	$1,456	$(11,509)	$(103,918)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties, including amounts in discontinued operations	7,372	7,222	21,837	21,905
Unconsolidated real estate partnerships	3	3	9	8
Less:
Gain on sale of real estate property	—	—	(264)	—
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(476)	(206)	(1,571)	(676)

Funds from Operations (FFO) (1)	4,948	8,475	8,502	(82,681)
Amortization of intangibles related to purchase accounting, net of income tax benefit	374	353	1,121	2,735

Funds from Operations Modified (FFOM) (1)	$5,322	$8,828	$9,623	$(79,946)

FFO per share and unit — basic and diluted	$0.09	$0.17	$0.16	$(2.22)
FFOM per share and unit — basic and diluted	$0.09	$0.18	$0.18	$(2.14)

Weighted average shares and units outstanding — basic and diluted	57,849	50,070	54,134	37,323

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

Investors Contact
Jaime Buell
Investor Relations
Tel: 704.940.2929
jbuell@cogdell.com
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